Exhibit 10.15

ADDENDUM TO NOTE PURCHASE AGREEMENT DATED FEBRUARY 27TH 2012

         THIS AMENDMENT TO THE NOTE PURCHASE AGREEMENT ("Agreement") is made and entered as of the 27th of February 2012, by and among Game Face Gaming, Inc., a Florida corporation ("Company") and  Corporate Debt Consultants LLC, a New York LLC with an address at 2071 Flatbush Avenue, Suite 166 Brooklyn, NY 11234 (the “Holder”).

7.           Registration Rights. If at any time the Company proposes to register any of its common stock under the Act, whether as a result of an offering for its own account or the account of others, excluding any registrations to be effected on Forms S-4 or S-8 or other applicable successor Forms, the Company shall, at such time, promptly give Holder written notice of such proposed registration and offer Holder the opportunity to include the shares of common stock issued in connection with the Agreement dated February 27, 2012 in such registration statement (a “Piggy Back Registration”). The Company shall include in any such registration statement all of the common stock that Holder requests to be registered.  In addition, the  Holder may no later than 45 days after the completion of a raise of capital of no less than $2,000,000, notify the Company of his Demand  that the shares be registered. If such Demand is made, the Company will file with the SEC a Registration Statement on Form S-1 covering the resale of all of the Common Stock owned  by the Holder (a “Demand Registration”).  In the event that Form S-1 is unavailable for a Demand Registration, the Company shall use such other form as is available for such a registration. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable prior to the 90th day following the Filing Deadline.  All expenses incurred in connection with registrations, filings or qualifications, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company.

Agreed:	Agreed:

Game Face Gaming, Inc.	Corporate Debt Consultants LLC

/s/ Felix Elinson	/s/Alex Englard
Felix Elinson, CEO	Managing Member